UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.

On March 31, 2017, U.S. Physical Therapy, Inc. (NYSE: USPH), announced that the filing of its Annual Report on Form 10-K for the year ended December 31, 2016 will not occur until after the extended March 31, 2017 deadline. The Company also announced an 18% increase in its regular quarterly dividend.

Form 10-K

On March 17, 2017, USPH filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the “SEC”) regarding its delayed Form 10-K due to management’s need for additional time to complete its review of the appropriate accounting treatment for redeemable non-controlling interests of its acquired partnerships.  At that time, the Company expected that it would be able to file the Form 10-K within the 15-day extension period provided by Form 12b-25.  The Company has subsequently determined that it will be unable to meet the 15-day extension period deadline. The Company continues to work diligently to complete the preparation of its consolidated financial statements in order to be in a position to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 with the SEC as soon as possible in April.

Increase in Quarterly Dividend

The Company also announced that it is increasing its quarterly dividend per share by 18% to $0.20 per quarter in 2017 from $0.17 per quarter in 2016. The first quarterly dividend of 2017 will be paid on May 5, 2017 to shareholders of record as of April 17, 2017. The Company initiated paying quarterly dividends in 2011 and has increased the amount each year since.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Description of Exhibits

99.1	Registrant’s press release dated March 31, 2017.*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated:	March 31, 2017	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)